BLACKROCK SERIES FUND, INC.

BLACKROCK SERIES FUND II, INC.

BLACKROCK VARIABLE SERIES FUNDS, INC.

BLACKROCK VARIABLE SERIES FUNDS II, INC.

DISTRIBUTION AGREEMENT

AGREEMENT dated as of July 1, 2019 by and between each of the investment companies listed on Exhibit A attached hereto, as such Exhibit may be amended from time to time (each, a “Company,” and collectively, the “Companies”) severally and not jointly, and BLACKROCK INVESTMENTS, LLC, a Delaware limited liability company (the “Distributor”).

W I T N E S S E T H:

WHEREAS, each Company is registered under the Investment Company Act of 1940, as amended to date (the “Investment Company Act”), as an open-end investment company and it is affirmatively in the interest of the Company to offer its shares for sale continuously pursuant to a currently-effective prospectus (the “Prospectus”) under the Securities Act of 1933 (the “Securities Act”) to variable annuity and/or variable life insurance separate accounts (the “Separate Accounts”), as applicable, of affiliated and unaffiliated insurance companies (“Participating Insurance Companies”), as well as qualified group pension or retirement plans outside the separate account context (“Qualified Plans”) and any general account investment by Participating Insurance Companies (collectively with the Separate Accounts of Participating Insurance Companies and Qualified Plans, the “Eligible Investors”) to the extent eligible pursuant to a Fund’s (as defined below) Prospectus; and

WHEREAS, the Directors of each Company (the “Directors”) are authorized to establish separate series relating to separate portfolios of securities (each, a “Fund” and collectively, the “Funds”), and the Directors have established and designated the Funds as series of the applicable Company; and

WHEREAS, each of the Funds may offer one or more separate classes of shares of common stock, par value $.0001 per share (the “Shares”); and

WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

WHEREAS, each Company and the Distributor wish to enter into an agreement with each other with respect to the continuous offering to Eligible Investors of Shares of the Funds in order to promote the growth of the Funds and facilitate the distribution of their Shares.

NOW, THEREFORE, the parties agree as follows:

Section 1. Appointment of the Distributor. Each Company hereby appoints the Distributor as the principal underwriter and distributor of the applicable Funds on the terms and conditions set forth herein, and the Distributor hereby accepts such appointment and agrees to render the services and assume the duties set forth in Section 3 below. In the event that a Company establishes additional classes or series other than the classes and series listed on Exhibit A with respect to which it desires to retain the Distributor to act as distributor hereunder, such Company shall notify the Distributor, whereupon such Exhibit A shall be supplemented (or amended) and such series shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds (except to the extent that said provisions may be modified in writing by the applicable Company and Distributor at the time).

Section 2. Duties of each Company.

(a) Each Company shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Company, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Company by independent public accountants. Each Company shall make available to the Distributor such number of copies of its Prospectus and Statement of Additional Information as the Distributor shall reasonably request.

(b) Each Company shall take, from time to time, but subject to the necessary approval of its shareholders, all necessary action to fix the number of its authorized Shares and to register Shares under the Securities Act, to the end that there will be available for sale such number of Shares as investors may reasonably be expected to purchase.

(c) Each Company shall use its best efforts to qualify and maintain the qualification of an appropriate number of the Shares for sale under the securities laws of such states as the Distributor and the Company may approve, if such qualification is required by such securities laws. Any such qualification may be withheld, terminated or withdrawn by the Company at any time in its discretion. As provided in Section 4(b) hereof, the expense of qualification and maintenance of qualification of the Shares shall be borne by the applicable Company for the account of each Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by a Company in connection with such qualification.

(d) Each Company will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Company with respect to the applicable Funds.

Section 3. Duties of the Distributor.

(a) The Distributor agrees to sell, as agent, from time to time during the term of this Agreement, Shares to Eligible Investors, in each case upon the terms and at the current offering price as described in the applicable Fund’s Prospectus and Statement of Additional Information included in such Fund’s registration statement under the Securities Act and the Investment Company Act (each, a “Registration Statement”).

(b) The Distributor shall devote reasonable time and effort to effect sales of Shares of each Company, but shall not be obligated to sell any specific number of Shares. The services of the Distributor hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

(c) The Distributor shall have the right to enter into agreements with financial intermediaries of its choice for the sale of Shares to Qualified Plans; provided, however, that the Distributor shall periodically inform the Directors of the nature and substance of such agreements. The Distributor will act only on its own behalf as principal in making agreements with financial intermediaries. No broker-dealer or other financial intermediary which enters into a selling or servicing agreement with the Distributor shall be authorized to act as agent for the Funds in connection with the offering and sale of Shares to Qualified Plans, except to the extent the Distributor appoints a broker-dealer or other financial intermediary as agent for the Funds or the Distributor for the limited purpose of accepting purchase, exchange and redemption orders from Qualified Plans investing through such intermediary. With respect to financial intermediaries who are subject to requirements of the Financial Industry Regulatory Authority (“FINRA”), the Distributor shall offer and sell Shares only through such financial intermediaries who are members in good standing of FINRA and who agree to abide by the applicable rules of FINRA, as amended from time to time.

(d) In selling the Shares of a Company, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the Financial Industry Regulatory Authority (“FINRA”), relating to the sale of such securities. Neither the Distributor nor any Participating Insurance Company nor any other person is authorized by a Company to give any information or to make any representations, other than those contained in the registration statement or related Prospectus and Statement of Additional Information and any sales literature specifically approved by the Company.

(e) The Distributor shall prepare or review, provide advice with respect to, and file with the federal and state agencies or other organizations as required by federal, state, or other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for each of the Companies and any Funds thereof.

(f) In performing all of its services and duties as Distributor, the Distributor will act in conformity with the applicable Company’s charter, by-laws, Registration Statements and resolutions and other instructions of the applicable Company’s Board of Directors.

(g) Each Company shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of such Company at any time permitted by the Investment Company Act or the rules and regulations of the Securities and Exchange Commission.

(h) Each Company reserves the right to reject any purchase order for Shares.

(i) The Distributor shall require each Participating Insurance Company and financial intermediary referenced in (c) above which purchases, on behalf of its Separate Accounts or general account or on behalf of its Qualified Plan customers, respectively, classes of Shares with respect to which the applicable Board has adopted a distribution plan in accordance with Rule 12b-1 under the Investment Company Act (the “Distribution Plan”) to enter into a Sub-Agreement with the applicable Company substantially in the form attached to the applicable Distribution Plan agreed to by the Distributor. Such Sub-Agreement authorizes the payment of a distribution fee to such Participating Insurance Company or financial intermediary, as applicable.

Section 4. Payment of Expenses.

(a) Each Company shall bear all costs and expenses of such Company relating to the applicable Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and prospectuses under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and the expense of preparing, filing, printing, mailing and otherwise distributing prospectuses, annual or interim reports and proxy materials to shareholders.

(b) Each Company shall bear, for the account of the applicable Funds, the costs and expenses of qualification of the Shares for sale, and, if necessary or advisable in connection therewith, the Company shall bear the cost and expense of qualifying the Company as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Company and the Distributor pursuant to Section 2(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Company decides to discontinue such qualification pursuant to Section 2(c) hereof.

Section 5. Indemnification.

(a) Each Company, severally and not jointly, shall, for the account of the applicable Funds, indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus, as from time to time amended and supplemented, or the annual or interim reports to shareholders of such Company relating to the applicable Funds, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to such Company in connection therewith by or on behalf of the Distributor; provided, however that in no case (i) is the indemnity of such Company in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to such Company or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; or (ii) is such Company to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified such Company in writing within a reasonable time after the summons or other first legal process giving information or the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify such Company of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event a Company elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. Each Company shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of the Shares.

(b) The Distributor shall indemnify and hold harmless each Company and each of its Directors and officers and each person, if any, who controls such Company against any loss, liability, claims, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Company with respect to the applicable Funds in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Company or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 5.

Section 6. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force as to each Fund until the second anniversary and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the applicable Company, or by the vote of a majority of the outstanding voting securities of the Fund, cast in person or by proxy, and (ii) a majority of those Directors of the applicable Company who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting upon such approval.

This Agreement may be terminated at any time as to a Fund, without the payment of any penalty, by the Board of Directors of the applicable Company or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

The terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person,” when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 7. Amendments of this Agreement. This Agreement may be amended by the parties with respect to a Fund only if such amendment is specifically approved by (i) the Board of Directors of the applicable Company, or by the vote of a majority of outstanding voting securities of the Fund affected by the amendment, and (ii) a majority of those Directors of the applicable Company who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

Section 8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflicts with the applicable provisions of the Investment Company Act, the latter shall control.

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IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

EACH OF THE INVESTMENT COMPANIES LISTED ON EXHIBIT A ATTACHED HERETO

By:
Name:
Title:

BLACKROCK INVESTMENTS, LLC

By:
Name:
Title:

EXHIBIT A

BlackRock Series Fund, Inc.

BlackRock Advantage Large Cap Core Portfolio

BlackRock Balanced Capital Portfolio

BlackRock Capital Appreciation Portfolio

BlackRock Global Allocation Portfolio

BlackRock Government Money Market Portfolio

BlackRock Series Fund II, Inc.

BlackRock High Yield Portfolio

BlackRock U.S. Government Bond Portfolio

BlackRock Variable Series Funds, Inc.

BlackRock 60/40 Target Allocation ETF V.I. Fund

BlackRock Advantage Large Cap Core V.I. Fund

BlackRock Advantage Large Cap Value V.I. Fund

BlackRock Advantage U.S. Total Market V.I. Fund

BlackRock Basic Value V.I. Fund

BlackRock Capital Appreciation V.I. Fund

BlackRock Equity Dividend V.I. Fund

BlackRock Global Allocation V.I. Fund

BlackRock Government Money Market V.I. Fund

BlackRock International Index V.I. Fund

BlackRock International V.I. Fund

BlackRock Large Cap Focus Growth V.I. Fund

BlackRock Managed Volatility V.I. Fund

BlackRock S&P 500 Index V.I. Fund

BlackRock Small Cap Index V.I. Fund

BlackRock Variable Series Funds II, Inc.

BlackRock High Yield V.I. Fund

BlackRock Total Return V.I. Fund

BlackRock U.S. Government Bond V.I. Fund

A-1